UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13 , 2016

U.S. Lithium, Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada		89074-7722
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 866-2500

Rostock Ventures Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On April 25, 2016, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary U.S. Lithium, Corp., a Nevada corporation, to effect a name change from “Rostock Ventures Corp.” to “U.S. Lithium, Corp.”.  Our company remains the surviving company.  U.S. Lithium, Corp. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name was filed with the Nevada Secretary of State on May 9, 2016, with an effective date of May 11, 2016.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of June 13, 2016.

The name change will become effective with the OTCQB at the opening of trading on June 13, 2016.  Our trading symbol will change to LITH in connection with the change of name.  Our new CUSIP number is 90351E 105.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger filed with the Nevada Secretary of State on May 9, 2016 with an effective date of May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. LITHIUM, CORP.

/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer

Date: June 13, 2016